Exhibit 10.5

AMENDMENT NO. 1
TO CHANGE IN CONTROL AGREEMENT

This Amendment No. 1 to Change in Control Agreement (this “Amendment”) is entered into as of ____, 2013, by and between ________________ (“Executive”) and Furniture Brands International, Inc. and any successor to its business and/or assets (“Company”).

WHEREAS, the Executive and Company are party to that certain Change in Control Agreement effective as of January 1, 2011 (the “Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Agreement; and

WHEREAS, the Executive and Company wish to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:
1. Amendment to Change in Control Agreement. The Agreement is hereby amended as follows:
(a) Section 2(c) of the Agreement is hereby amended and restated as follows:
(c)    “Change in Control” means

(1)    an acquisition by an individual or entity of 35% of the outstanding common stock or voting power of the Company,

(2)    a contested change of a majority of the non-employee member of the Board of the Company,

(3)    the consummation of a merger, sale, acquisition, or other such transaction where the shareholders of the Company immediately prior to such transaction do not own directly or indirectly at least 60% of the outstanding common stock of the Company immediately following such transaction, or

(4)    shareholder approval of a complete dissolution of the Company (excluding bankruptcy).
2. Effect of Amendment. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.
3. Governing Law. The parties agree that this Amendment shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles. Any action concerning this Agreement shall be brought in a court of competent jurisdiction in Saint Louis County, Missouri and each party consents to the venue and jurisdiction of such courts.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

FURNITURE BRANDS INTERNATIONAL, INC.

By:
Name:
Title:

________________________________________
Executive